UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 1, 2006

Date of Report (date of earliest event reported)

HEMOSENSE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-32541	77-0452938
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

651 River Oaks Parkway

San Jose, California 95134

(Address of principal executive offices)

(408) 719-1393

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Disclosure under Item 5.02(b) and 5.02(c) incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On September 1, 2006, HemoSense, Inc. (the “Company”) announced the resignation of Paul Balsara as the Company’s Vice President of Finance and Chief Financial Officer, effective as of September 18, 2006. Mr. Balsara will remain employed at the Company until September 30, 2006. Effective as of Mr. Balsara’s resignation, the Company has entered into a Consulting Agreement (the “Consulting Agreement”) with Mr. Balsara. Pursuant to the Consulting Agreement Mr. Balsara will continue to provide consulting services to the Company on an as-needed basis, up to a maximum of 20 hours per week, for a period commencing on October 1, 2006 and ending on February 1, 2007. In consideration, Mr. Balsara will receive $67,000 payable ratably in accordance with the Company’s normal consultant payment practices and shall continue to vest in his stock options during the term of the consulting period.

(c) On September 1, 2006, the Company announced the appointment of Gordon Sangster, age 54, as the Company’s Vice President of Finance and Chief Financial Officer, effective as of September 18, 2006. Prior to joining the Company, Mr. Sangster served as the Chief Financial Officer of A.P. Pharma, Inc. from August 2000 until September 2006. Prior to his promotion as Chief Financial Officer of A.P. Pharma, Mr. Sangster served in various capacities at A.P. Pharma, including corporate controller and Vice President of Finance. Previously, Mr. Sangster held financial positions at the Cooper Companies and at CooperVision, where he was international controller. Mr. Sangster is a member of the Institute of Chartered Accountants of England and Wales. Mr. Sangster’s annual salary at the Company will be $215,000. Additionally Mr. Sangster’s target aggregate annual bonus amount, pursuant to the bonus plan, will be $60,000. Pursuant to the bonus plan, as originally described in the 8-K filed by the Company on November 17, 2005, Mr. Sangster will be eligible to receive a cash bonus based (i) on the Company’s financial performance with respect to revenue and total Company expenses on a quarterly basis, and (ii) Mr. Sangster’s achievement of certain personal goals as assessed by the Compensation Committee of the Company Board of Directors (the “Committee”) from time to time. Underachievement or overachievement of the corporate goals may result in bonus payments lower or higher than the targeted bonus amounts described above. The Committee retains the discretion to modify the bonuses that are paid based on actual performance. Mr. Sangster will also receive a lump-sum cash severance payment equal to 50% of his annual base salary in the event he is terminated without cause or resigns for good reason within 12 months of a change of control transaction. In the event of a change of control, he will also receive accelerated vesting of all of his then unvested shares subject to outstanding options. In addition, he will receive 12 months of accelerated vesting of shares subject to his outstanding stock options and salary continuation and payment of group term healthcare premiums for a period of six months in the event he is terminated without cause or resigns for good reason.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of HemoSense, Inc. dated September 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HEMOSENSE, INC.

Date: September 1, 2006	By:	/s/ James D. Merselis
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of HemoSense, Inc. dated September 1, 2006